UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

December 12, 2016

Almost Never Films Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53049	26-1665960
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13636 Ventura Blvd., #475

Sherman Oaks, CA 91423

(Address of principal executive offices)

(213) 91423

(Registrant's telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2016, Almost Never Films, Inc. (“ANF”) entered into a collaboration agreement (the “Agreement”) with Saisam Entertainment, LLC (“SAE”, and together with ANF, the “Parties). Pursuant to the Agreement, the Parties will create an LLC or other entity (the “Company”), for the purpose of developing, producing and exploiting proposed motion picture project currently entitled “Love is not Easy” (the “Picture”). SAE owns and controls the rights to the screenplay for the Picture (the “Screenplay”).

The Parties intend to create a single purpose LLC or other entity for the purpose of developing, producing and exploiting the Picture (the “Company”). SAE will contribute its development and producing services to the Company, will assign all rights in and to the Screenplay to the Company (pursuant to the terms of an option purchase agreement between SAE and ANF, which shall contain, amongst other terms, an initial option fee of Ten Thousand Dollars ($10,000) for an option period of eighteen (18) months, and a lien for all of ANF’s out of pocket costs in the event of a reversion), and shall assist in the raising of additional financing. Upon the expiration of the 18 months both parties will negotiate in good faith for an extension of the property. ANF shall assign all rights acquired pursuant to the option purchase agreement to Company upon commencement of pre-production. ANF will make or source financial contributions in accordance with the terms of this Agreement, assist in the raising of additional financing (if required) and participate in the development and production process as set forth more fully herein. The Company will own 100% of the copyright to the Picture and all other ancillary and related rights, and each of SAE and ANF will own an undivided 50% interest in the Company. ANF will be the managing member of the Company. The operating agreement for the Company will be negotiated in good faith by the Parties, but in any event shall be consistent with the terms of this Agreement.

Following formation of the Company, SAE will develop the Picture for possible production. In this regard, SAE will perform all reasonable and customary development services rendered by producers of first-class motion picture productions. In addition, upon completion of the foregoing development activities, SAE, in consultation with ANF, will use good faith reasonable efforts to secure additional financing for the Picture (if required).

The parties intend to produce with Picture for an approved budget of approximately Two Million Dollars ($2,000,000), which the parties intend to fund via the Investment (as defined below), with the difference covered by production tax incentives paid via a state or country in which the Picture is produced (with the understanding that Company may secure a loan against an estimate of such tax credit proceeds). Upon satisfaction of the Funding Conditions (as defined below), ANF will use good faith reasonable efforts to provide or source equity financing for the Picture in the amount of approximately $1,300,000 (the “Investment”). The Investment will be held in the designated Company bank account until such time as the Parties have obtained a completion bond for the Picture (if Company elects to have the Picture bonded) and secured agreed-upon financing to cover anticipated tax credits or incentives, in accordance with the approved finance plan. In this regard, ANF and SAE will mutually approve a budget, finance plan and cash flow for the Picture.

ANF or financing sources secured by ANF may elect to allow for the use of funds, pursuant to a mutually approved draw down schedule, from the Investment prior to the entire amount of the Investment being secured, if they so elect in their sole discretion, In the event the equity investors (including ANF) in the Picture do not permit funds to be drawn down prior to the entire amount of the Investment being secured, then ANF will provide sufficient funding to cover certain mutually- approved development expenses (e.g., engaging a casting director, location scout, line producer, etc.) (the “Development Advance”), which Development Advance will be repaid to ANF (plus a return thereon at an annualized rate of 20%) as a budgeted production cost on the first day of principal photography of the Picture. The budget of the Picture will be increased (i.e., “grossed-up”) to cover the amount of the Development Advance and the premium return thereon.

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In consideration of ANF (or its source) actually providing the Investment, the following terms and conditions will apply: (i) ANF (and/or its source, as applicable) will receive a “Preferred Return” of 120% of the Investment or portion thereof (i.e., the amount of the Investment plus an additional return of 20% thereon). ANF (and/or its source) will recoup the Preferred Return immediately after the deduction from gross receipts of the following: distribution and sales fees and expenses, collection account fees (if any), union residuals (or a reserve established for the payment of union residuals), repayment of debt (if any). After ANF and any applicable sources have received the Preferred Return in full, the remaining gross receipts after the deduction of the other ongoing expenses set forth above shall be deemed “Net Profits”, and shall be payable to any approved deferments and thereafter to Net Profits participants; and (ii) All Net Profits derived from the Picture and all rights therein and by-products thereof shall be allocated Fifty Percent (50%) equity investors in the Picture (the “Investors’ Share”), based on the proportion such investor’s contribution bears to the entire amount financed (i.e., the total equity invested in the Picture). By way of illustration only, if a third party investor contributes $500,000 of a total equity raise of $1,000,000, then such investor will be entitled to receive 50% of the Investor’s Share (i.e., 25% of 100% of all Net Profits) The remaining Fifty Percent (50%) of Net Profits shall be allocated to the “Producer’s Pool”, provided that all third party participations shall be allocated and payable from the Producer’s Pool (i.e., any percentage thereof granted to actors, crew, etc.).

If the Picture is produced, the following terms and conditions will apply: (i): Brian Hooks, Danny Chan and Frank Gillen will be engaged as the lead producers of the Picture on terms to be negotiated in good faith, and (ii) Brian Hooks will be engaged as the writer and director of the Picture on terms to be negotiated in good faith.

Prior to the date of the Agreement, ANF had no interaction, other than the negotiation of the Agreement, with SAE.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Collaboration Agreement, by and between Almost Never Films, Inc. and Saisam Entertainment, LLC, dated December 12, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 13, 2016

Almost Never Films Inc.

/s/ Danny Chan
By:	Danny Chan
Title:	CEO

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